                                                                    Exhibit 11.1

ORTHODONTIX, INC.
F/K/A EMBASSY ACQUISITION CORP.
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                      JUNE 30,                           JUNE 30,
                                              1998              1997              1998               1997
                                           -----------       -----------       -----------       -----------
Basic:
    Net loss applicable to common
        stock                              $   (45,840)      $  (138,708)      $  (242,026)      $  (242,025)
                                           ===========       ===========       ===========       ===========
    Weighted average number of common
        shares outstanding                   5,153,983         1,300,000         3,237,638         1,300,000
                                           ===========       ===========       ===========       ===========

    Basic earnings per share               $     (0.01)      $     (0.11)      $     (0.07)      $     (0.19)
                                           ===========       ===========       ===========       ===========

Diluted:
    Net loss applicable to common
        stock                              $   (45,840)      $  (138,708)      $  (242,026)      $  (242,025)
                                           ===========       ===========       ===========       ===========
    Weighted average number of common
        shares outstanding                   5,153,983         1,300,000         3,237,638         1,300,000
    Weighted average number of common
        stock equivalents                            0 (1)             0                 0 (1)             0
                                           -----------       -----------       -----------       -----------
    Weighted average number of common
        and common equivalent shares
        outstanding                          5,153,983         1,300,000         3,237,638         1,300,000
                                           ===========       ===========       ===========       ===========

    Diluted earnings per share             $     (0.01)      $     (0.11)      $     (0.07)      $     (0.19)
                                           ===========       ===========       ===========       ===========





(1) Potential common shares for 1998 are antidilutive and, thus are excluded from the calculation of earnings per share.


















                                      F-11